Exhibit 107

Calculation of Filing Fee Tables

Form F-10
(Form Type)

Ballard Power Systems Inc.
(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities

In US Dollars

	Security Type	Security Class Title	Fee Calculation Rule or Instruction	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
Fees to Be Paid	Equity	Common Shares (no par value)		(1)	(1)	—	—	—
	Equity	Preferred Shares (no par value)		(1)	(1)	—	—	—
	Debt	Debt Securities		(1)	(1)	—	—	—
	Other	Warrants		(1)	(1)	—	—	—
	Other	Units		(1)	(1)	—	—	—
	Unallocated (Universal) Shelf	—	457(o)	(1)	(1)	$500,000,000 (2)	$0.00011020	$55,100
Fees Previously Paid	—	—	—	—	—	—	—	—
		Total Offering Amounts				$500,000,000 (2)		$55,100
		Total Fees Previously Paid						N/A
		Total Fee Offsets						N/A
		Net Fee Due						$55,100
(1)	There are being registered under the Registration Statement to which this exhibit pertains (the “Registration Statement”) such indeterminate number of common shares, preferred shares, debt securities, warrants to purchase common shares and units, or any combination thereof, of Ballard Power Systems Inc. (the “Registrant”) as shall have an aggregate initial offering price not to exceed $500,000,000 (or its equivalent in any other currency used to denominate the securities). Any securities registered by this Registration Statement may be sold separately or as units with other securities registered under this Registration Statement. The proposed maximum initial offering price per security will be determined, from time to time, by the Registrant in connection with the sale of the securities under this Registration Statement
(2)	Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(o) under the Securities Act of 1933 with respect to the securities to be sold by the Registrant. In no event will the aggregate offering price of all securities sold by the Registrant from time to time pursuant to this Registration Statement exceed $500,000,000.